UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

Fortune Valley Treasures, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55555	32-0439333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19F, Lianhe Tower, 1069 Nanhai Ave,

Nanshan District, Shenzhen, 518000, China

(Address of Principal Executive Offices) (Zip Code)

(86) 75586961406

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

As reported via a Form 8-K dated December 14, 2016, Fortune Valley Treasures, Inc. (FVTI) (Formerly Crypto-Services, Inc.) executed a Sale and Purchase Agreement (the Agreement”) to acquire 100% of the shares and assets of DaXingHuaShang Investment Group Limited, (“DIGL”) a company incorporated under the laws of Republic of Seychelles. Pursuant to the Agreement, Fortune Valley Treasures, Inc. has agreed to issue three hundred million shares of FVTI to DIGL to acquire 100% of the shares and assets and all rights, titles and interests in the business assets and all attendant or related assets of DIGL. However, due to unavoidable delays in issuing the above noted 300 million shares, both parties have agreed to delay the closing until November 3, 2017.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2017

Fortune Valley Treasures, Inc.

/s/ Lin Yumin
Lin Yumin
President, Secretary, Chief Executive Officer, Director